UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the securities exchange act of 1934

Date of Report (Date of earliest event reported):  August 14, 2012

Hitor Group Inc.

(Exact name of issuer as specified in its charter)

Nevada

98-0384073

(State or other jurisdiction of

(Commission File Number)

(I.R.S. Employer Incorporation or organization)     Identification Number)

6513 132nd Ave NE #376

Kirkland, WA 98033

 (Address of principal executive offices and zip code)

(206) 229-4188

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e -4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.

Changes to the Company Board of Directors

On August 14, 2012, the Company’s Board of Directors accepted Richard Harris as President and Director of Hitor Group Inc.

There have been no transactions between Mr. Harris and the Registrant during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K that have not already been reported on Form 10-K.  There are no family relationships between Mr. Harris and any members of the board of directors or officers of the Registrant.

Following is a brief description of Mr. Harris’ business experience:

Mr. Harris worked for an international training company out Vancouver, B.C., and Asiancan of Shanghai until 2004, when he retired.  From 2009-2011, he was Vice President of Wantsa, Inc. of Vancouver, B.C.  Since 2011, he has been a consultant to Hitor Group.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City Kirkland, on the 14th day of August 2012.

Hitor Group Inc.

By:

                                                     _________________________

                                                      Ken Martin CEO & Director